Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025, relating to the consolidated financial statements of Jaguar Health, Inc. as of December 31, 2024 and for each of the years in the two year period then ended (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

We consent to the use of our name as it appears under the caption “Experts.”

/s/ RBSM LLP

RBSM, LLP

Larkspur, California

June 20, 2025